EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Mel Scott	Karen Bunton
713-570-4553	408-792-1121
scottm@calpine.com	karenb@calpine.com

FOR IMMEDIATE RELEASE

CALPINE FILES NOTICE TO RESET DISCLOSURE STATEMENT HEARING

(SAN JOSE, Calif. and HOUSTON, Texas) – Aug. 29, 2007 – Calpine Corporation (OTC Pink Sheets: CPNLQ) today announced the Company and its affiliated debtors have filed a notice adjourning the Sept. 11, 2007, hearing date on the Disclosure Statement and Solicitation Procedures Motion until Sept. 25, 2007, and resetting the objection deadline to Sept. 14, 2007.

Recently, the Official Committee of Equity Security Holders approached the Company regarding the possibility of adding a feature to the Amended Plan of Reorganization, filed on Aug. 27, 2007, under which current Calpine shareholders would have rights to purchase new Calpine common stock issued under the plan to fund a full or partial cash payout of the Company’s unsecured creditors. The notice filing allows the Company to evaluate the viability of this proposal – both legally and practically – and to engage in discussions regarding this proposal.

“We will continue to keep all our stakeholders informed regarding our efforts to emerge from Chapter 11 in a manner that maximizes the Company’s value,” said Robert P. May, Calpine’s Chief Executive Officer. “We remain committed to emerging from bankruptcy as soon as possible and no later than Jan. 31, 2008.”

Calpine Corporation is helping meet the needs of an economy that demands more and cleaner sources of electricity.  Founded in 1984, Calpine is a major U.S. power company, capable of delivering more 24,600 megawatts of clean, cost-effective, reliable and fuel-efficient electricity to customers and communities in 18 states in the U.S.  The company owns, leases and operates low-carbon, natural gas-fired and renewable geothermal power plants.  Using advanced technologies, Calpine generates electricity in a reliable and environmentally responsible manner for the customers and communities it serves.  Please visit www.calpine.com for more information.

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Calpine Files Notice to Reset Disclosure Statement Hearing

August 29, 2007

In addition to historical information, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning the company’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the company’s Chapter 11 cases and companies’ Creditors Arrangement Act proceedings, including its ability to successfully reorganize and emerge from Chapter 11; (ii) its ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) its ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of power purchase agreements and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of its geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) its ability to attract, retain and motivate key employees; (xiv) its ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in the Company’s annual and quarterly reports on Forms 10-K and 10-Q. All information set forth in this news release is as of today’s date, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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